Ex 10.1

Chief Executive Officer & Member of the Board of Directors
Consulting Agreement

This consulting agreement (the “Agreement”), effective this 7th day of July, 2020 (“Effective Date”) by and between Andrew Kucharchuk (“Consultant”), an individual whose address is 549 Millgate Place, Baton Rouge, LA 70808, and Adhera Therapeutics, Inc., a Delaware corporation with its principal office located at 8000 Innovation Park Dr., Baton Rouge, LA 70820 together with its affiliates and subsidiaries (“Adhera” or the “Company”).

RECITALS

WHEREAS, Adhera Therapeutics is a clinical-stage biopharmaceutical company, and

WHEREAS, Consultant is an executive and professional with expertise and many years of experience providing strategic, financial and accounting advisory services to the Company; and

WHEREAS, Consultant is willing to provide the professional expertise and experience in those areas required or desired by Adhera; and

WHEREAS, Adhera Therapeutics desires to contract with Consultant for the rendition and performance of such professional services, as more fully described in this Agreement, and Consultant agrees to render and perform such services on an independent contractor basis to Adhera , on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated into this Agreement as an integral part hereof, and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Adhera Therapeutics and Consultant, intending to be legally bound, hereby agree as follows:

1.    Term of Engagement. The Agreement shall be effective for a period of Six to Nine (6-9) months, commencing on the Effective Date of this Agreement (the “Initial Term”). Thereafter, the Agreement shall only renew on a month-to-month basis by mutual agreement of the parties, subject to the right of Adhera Therapeutic sand/or the Consultant to terminate this Agreement pursuant to paragraph 6 hereof. The Initial Term plus any monthly renewals up to the time of Termination shall hereinafter be referred to as the “Term” or the “Term of the Engagement.”

2.    Services. During the Term, Consultant will be responsible for providing professional strategic, financial and accounting advisory consulting services (collectively, the “Services”), as more fully described in Exhibit A attached hereto.

3.     Agreements of Adhera. Pursuant to this Agreement, Adhera Therapeutics agrees to the following:

a)	Provide such information that may be necessary for the provision of the Services by Consultant; and

b)	Provide such other support as Consultant may reasonably request in order for Consultant to perform his duties as outlined in paragraph 2 of the Agreement and Exhibit A attached hereto.

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4.    Compensation and Expenses. In consideration for the Services rendered by Consultant to Adhera Therapeutics throughout the Term of Engagement, the Company shall compensate Consultant in accordance with the terms set forth in Exhibit B attached hereto.

5.    Arm’s-length Compensation. The parties hereto agree that the compensation provided herein has been determined in arm’s-length bargaining and is consistent with fair market value in arm’s-length transactions. Furthermore, the compensation is not and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties for which payment may be made in whole or in part under Medicare or any other federal or state health care program or any other third party payor program.

6.    Termination. Consultant shall each have the right to terminate this Agreement at any time by giving written notice to the Company at least thirty (30) days prior to the effective termination date ("Termination Date"). After the Initial Term, the Company shall have the right to terminate the Agreement by giving written notice to Consultant at least thirty (30) days prior to the effective Termination Date. Upon such a Termination, Consultant agrees to cease all representation on behalf of the Company, including, but not limited to representations to the Company’s clients that Consultant is acting on behalf of the Company in any capacity; provided, however the Consultant agrees to answer any reasonable follow-up inquiries from clients or the Company for matters on which she has previously reported or been involved.

7.    Confidentiality and Non-Disclosure Agreement.

a)    The term “Confidential Information” as used herein shall include all testing recipes, formulas, business practices, methods, techniques, or processes that: (i) derives independent economic value, actual or potential, from not being generally known to or not available to the public, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information also includes, but is not limited to, Marketing Information, Marketing Strategy, Pricing Information, Product Plans, Business Plans, Financial Plans, Compliance Plans, Forms, Customer Lists, Salary and Other Personnel Information, Training Manuals, Training Tapes, Third Party Contract Terms and other business information of a similar nature, including information about the Company itself, which Consultant acknowledges and agrees has been compiled by the Company's expenditure of a great amount of time, money and effort, and that contains detailed information that could not be created independently from public sources. Further, all data, spreadsheets, reports, records, know-how, verbal communication, proprietary and technical information and/or other confidential materials of similar kind transmitted by the Company to Consultant are expressly included within the definition of “Confidential Information.” The parties further agree that the fact the Company may be seeking to complete a business transaction is “Confidential Information” within the meaning of this Agreement, as well as all notes, analysis, work product or other material derived from Confidential Information. The parties agree that the following information is not “Confidential Information” as that term is used herein: (i) information that was or becomes generally available to the public, (ii) technical and scientific information and know-how available in published literature or that can be obtained by hire or purchase from another business entity, or (iii) information that was or becomes available to Consultant on a non-confidential basis from an independent source.

b)    In the event that Consultant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with the other party or its affiliates, advisors or Representatives, it is agreed that the Consultant will (i) provide the Company with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be disclosed or produced so that the Company may seek an appropriate protective

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order or waive compliance with the provisions of this Agreement and (ii) consult with the Company as to the advisability of the Consultant taking of legally available steps to resist or narrow such request. In the event the Company seeks an appropriate protective order, or decides to challenge any request for Confidential Information, the Company agrees to pay for all costs associated with the actions of the Company, including, but not limited to court costs, attorney’s fees and any other expense related thereto. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Consultant is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning the Company to any tribunal or to stand liable for contempt or suffer other censure or penalty, the Consultant may disclose or produce such Confidential Information, at the expense of the Company, to such tribunal without liability hereunder; provided, however, that the Consultant shall give the Company written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

c)    Consultant acknowledge(s) that this "Confidential Information" is of value to the Company by providing it with a competitive advantage over its competitors, is not generally known to competitors of the Company, is not information easily available to the public, and is not intended by the Company for general dissemination. Consultant acknowledges that this "Confidential Information" derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of reasonable efforts to maintain its secrecy. Therefore, the parties agree that all "Confidential Information" under this Agreement constitutes “Trade Secrets” under the law of any state in which the Consultant provides services to the Company or, in the absence of any such definition, as defined in the Uniform Trade Secrets Act.
d)    Duty of Confidentiality. All Confidential Information is considered highly sensitive and strictly confidential. Accordingly, upon receiving any Confidential Information, Consultant agrees that he/she shall maintain and preserve such Confidential Information and prevent its disclosure to any third party unless otherwise expressly authorized by the Company. Consultant shall not use or disclose, directly or indirectly, as an individual or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for the benefit of himself or herself or any other person, partnership, firm, corporation, association or other legal entity, any Confidential Information, unless expressly permitted by this Agreement.

8.    Agreement Not To Solicit. Consultant agrees and acknowledges that for a period of twelve (12) months after the effective Termination Date (see section 6 for definition of the Termination Date), he will not, directly or indirectly, in one or a series of transactions, as an individual or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for the benefit of himself or any other person, partnership, firm, corporation, association or other legal entity: (a) recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (b) employ or seek to employ any person or agent who is then (or was at any time within twelve (12) months prior to the date Consultant or such entity employs or seeks to employ such person) employed or retained by the Company. Any such solicitation shall constitute a material breach of this Agreement and will cause irreparable harm and loss to the Company for which monetary damages will be an insufficient remedy. Therefore, the parties agree that in addition to any other remedy available, the Company will be entitled to temporary and permanent injunctive relief, without the necessity of posting bond, restraining Consultant from any actual or threatened unauthorized solicitation by Consultant. The

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spirit of this non-solicit section is to prevent Consultant from leaving the Company and taking any Company personnel or customers of the Company for a period of two years after the date of Termination.

9.    Return of Property. Upon the termination of this Agreement, regardless of why the Agreement terminates, Consultant shall return to the Company and/or certify that it has been deleted from Consultant’s computer all property owned by the Company and all Confidential Information indicated by the Company as well as any other Confidential Information that Consultant is aware that he has, in whatever form it exists, including all copies thereof. The Company agrees that so long as Consultant has made a good faith effort to return all such property and Confidential Information, Consultant shall be deemed to have complied with these provisions. The Company may at anytime call to Consultant’s attention that it has not yet received certain additional Confidential Information and Consultant shall promptly search for such additional Confidential Information and return it to the Company. The Company agrees that Consultant may delete any information that is proprietary to Consultant that may be contained within the Company’s Confidential Information prior to Consultant returning it to the Company.

10.    Miscellaneous.

a)
This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. The Consultant hereby waives any claims that it might have under any previous oral or other contract. No modification or attempted waiver of this Agreement will be valid unless in writing and signed by the party against whom the same is sought to be enforced.

b)
The provisions of this Agreement are separate and severable, and if any of them is declared invalid and/or unenforceable by a court of competent jurisdiction or an arbitrator, the remaining provisions shall not be affected.

c)
If a court of competent jurisdiction determines that any of the restrictions against disclosure of Confidential Information, and/or solicitation contained in this Agreement are invalid in whole or in part due to over breadth, whether geographically, temporally, or otherwise, such court is specifically authorized and requested to reform such provision by modifying it to the smallest extent necessary to render it valid and enforceable, and to enforce the provision as modified.

d)
This Agreement is the joint product of the Company and the Consultant and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Company and the Consultant and shall not be construed for or against either party hereto.

e)
This Agreement will be governed by and construed in accordance with the provisions of the law of the State of Louisiana, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the exclusive personal jurisdiction of the federal and state courts sitting in Louisiana; accordingly, any matters involving the Company and the Consultant with respect to this Agreement may be adjudicated only in a federal or state court sitting in Louisiana.

f)
All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or nationally recognized express delivery service, as follows:

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(i)    If to the Company, at the address listed at the preamble to this Agreement or its then primary executive offices to the attention of the Chairman of the Board of Directors and
(ii)    If to the Consultant, at the address listed at the preamble to this Agreement or the Consultant’s primary legal residence which is listed at the signature block of this agreement. Should this address change, the Consultant agrees to promptly notify the Company of such change.
Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon telephonic confirmation of receipt by the party to whom it is addressed. All notices by facsimile transmission shall be followed up promptly after transmission by delivering an original copy by hand, certified or registered mail, or by Express Mail, Federal Express or other such delivery service. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

g)
The parties agree that the Consultant is acting as an independent contract under current Internal Revenue Service guidelines in the provision of services under this Agreement and that the Consultant shall be solely responsible for paying all taxes due on any Compensation hereunder. The Consultant understands and acknowledges that all Compensation hereunder is taxable to the Consultant and the Company has an affirmative obligation to report such amounts of Compensation on Form 1099 to the Internal Revenue Service each year. The Consultant agrees to provide its tax identification number in the signature block below.

h)
This Agreement may be signed in counterparts, and by fax or Adobe Acrobat PDF file, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

ADHERA THERAPEUTICS, INC.:			CONSULTANT:
By:	/s/ Uli Hacksell	By:	/s/ Andrew Kucharchuk
	Dr. Uli Hacksell		Andrew Kucharchuk
	Chairman of the Board of Directors		Legal Residence:
Phone:

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EXHIBIT A

DESCRIPTION OF DUTIES AND SERVICES

In accordance with the terms and conditions of the Consulting Agreement between Andrew Kucharchuk (”Consultant”) and Adhera Therapeutics, Inc. and its affiliates (”Company”) and Section 2 therein, this Exhibit A describes the duties and services (the “Services”) the Consultant shall perform under the Agreement.

1.	Perform the duties of the Chief Executive Officer and Principle Accounting Officer.

2.	Participate in meetings and telephone conferences, as needed, with the Chairman of the Board of Directors, other Company personnel to facilitate the provision of Services.

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EXHIBIT B

COMPENSATION FOR SERVICES

In accordance with the terms and conditions of the Consulting Agreement between Andrew Kucharchuk (”Consultant”) and Adhera Therapeutics, Inc. and its affiliates (”Company”) and Section 4 therein, this Exhibit B sets forth the compensation to be by the Company to the Consultant for the provision of the Services described in Exhibit A and Section 2 of the Agreement.

1.
The Company agrees to pay Consultant $10,000 per month for the provision of Services set forth in Section 2 of the Agreement and Exhibit A attached hereto. Such payments will be made monthly on the 15th of every month, starting July 15th 2020. Consultant agrees to prepare an invoice periodically, no more frequently than monthly, for all Services rendered on behalf of the Company during any given month of providing such Services.

2.
In addition to any compensation payable hereunder, the Company shall also reimburse Consultant for all expenses reasonably incurred by him in connection with the Services performed on behalf of the Company under the Agreement including, but not limited to, airfare, hotel, rental car, food, and associated expenses, upon providing the original receipts and an expense report for such expenses in accordance with the Company’s standard expense reimbursement policy then in effect. Consultant agrees to seek prior written approval from Adhera Therapeutics before incurring expenses in excess of $10,000.00 in any given month.

3.
Except as may be set forth in this Exhibit B and the Agreement, each party shall be responsible for its own costs and expenses incurred in connection with this Agreement. Each party shall also bear and be responsible for paying any sales, use, or other federal, state, or local taxes it incurs as a direct or indirect result of entering into this Agreement.

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Exhibit C

Bonus Structure

Financings
Sale of assets
Merger and Acquisition

Bonus Structure will be will be amended by July 31st 2020